Exhibit 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment is dated as of February 5, 2003 by and between Dan Gladney (the “Executive”) and Compex Technologies, Inc. (fka Rehabilicare Inc. and hereafter the “Company”)

          WHEREAS, Company and Executive are parties to that certain employment agreement dated as of August 12, 2002 (the “Employment Agreement”); and

          WHEREAS, Company and Executive agree that the Employment Agreement incorrectly allows the Company to terminate the employment agreement and avoid severance pay, and that the intention of the parties was that the employment agreement, and the employment of Executive, not be terminated except in accordance with the termination provisions contained in the Employment Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree that Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

     “2. Term. This Employment Agreement, and Executive’s employment hereunder, shall continue until terminated in accordance with the provisions of Section 9 herein.”

          IN WITNESS WHEREOF, the parties have signed this amendment as of the date first above written.

	COMPANY:	EXECUTIVE:

Compex Technologies, Inc.

By	/s/ John Maley	/s/ Dan Gladney

	John Maley, Chairman	Dan Gladney

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